Exhibit 99.2

        FORM OF
NOTICE OF GUARANTEED DELIVERY

for

Floating Rate Notes due 2005,
2.65% Notes due 2007 and
3.50% Notes due 2009

of

FedEx Corporation

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of FedEx Corporation, a Delaware corporation (the "Company"), made pursuant to the Prospectus, dated                         , 2004 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer"), if certificates for the outstanding floating rate notes due 2005, outstanding 2.65% notes due 2007 or outstanding 3.50% notes due 2009 of the Company (together, the "Old Notes") are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit the Old Notes, the Letter of Transmittal and all other required documents to reach Wachovia Bank, National Association (the "Exchange Agent") on or prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent as set forth below. See "The Exchange Offer—Procedures for Tendering" in the Prospectus.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 2004, UNLESS THE EXCHANGE OFFER IS EXTENDED (THE "EXPIRATION DATE").

To: Wachovia Bank, National Association, as Exchange Agent

By Overnight Courier:	By Registered or Certified Mail or Hand Delivery:	By Facsimile (Eligible Institutions Only):
Wachovia Bank, National Association Corporate Actions—NC1153 1525 West W.T. Harris Boulevard, 3C3 Charlotte, North Carolina 28262-1153 Attention: Marsha Rice	Wachovia Bank, National Association Corporate Actions—NC1153 1525 West W.T. Harris Boulevard, 3C3 Charlotte, North Carolina 28288-1153 Attention: Marsha Rice	(704) 590-7628 To Confirm by Telephone or for Information Call: (704) 590-7413

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures."

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Owner(s) or Authorized Signatory:

Principal Amount of Old Floating Rate Notes due 2005 Tendered:*

Principal Amount of Old 2.65% Notes due 2007 Tendered:*

Principal Amount of Old 3.50% Notes due 2009 Tendered:*

Certificate No(s). of Old Notes (if available):

Date:

Name(s) of Registered Holder(s):

Address:

Area Code and Telephone No.:

If Old Notes will be tendered by book-entry transfer provide the following information:

Signature:
DTC Account Number:
Date:

        This Notice of Guaranteed Delivery must be signed by the holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

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        DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

THE GUARANTEE ON PAGE 4 MUST BE COMPLETED.

*
Must be in denominations of $1,000 and integral multiples thereof, provided that if fewer than all of the Old Notes of a holder are tendered for exchange, the untendered principal amount of the holder's remaining Old Notes must be $1,000 or any integral multiple of $1,000 in excess thereof.

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GUARANTEE
(Not to Be Used for Signature Guarantee)

        The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" with the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at the address set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or agent's message in lieu thereof) and any other required documents within three New York Stock Exchange trading days after the Expiration Date.

        The undersigned acknowledges that it must deliver the Letter of Transmittal (or agent's message in lieu thereof) and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:
Address:
(Include Zip Code)
Area Code and
Telephone No.:

(Authorized Signature)
Name:
Title:
Date:

        DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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